      As filed with the Securities and Exchange Commission on May 20, 1994

                                                            Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                          CABOT OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                            04-3072771
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

     15375 MEMORIAL DRIVE
         HOUSTON, TEXAS                                         77079
(Address of Principal Executive Offices)                      (Zip Code)

CABOT OIL & GAS CORPORATION                          CABOT OIL & GAS CORPORATION
1994 LONG-TERM INCENTIVE PLAN        1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full title of the plan)


                               LISA A. MACHESNEY
                                   SECRETARY
                          CABOT OIL & GAS CORPORATION
                              15375 MEMORIAL DRIVE
                              HOUSTON, TEXAS 77079
                    (Name and address of agent for service)
                                 (713) 589-4600
         (Telephone number, including area code, of agent for service)
  ---------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                  Proposed           Proposed
                                                   maximum            maximum
                                                  offering           aggregate          Amount of
   Title of securities         Amount to          price per          offering         registration
     to be registered        be registered        share (1)            price               fee
- --------------------------------------------------------------------------------------------------
 Class A Common
 Stock, par value
 $.10 per share (2)            1,600,000           $21.25         $34,000,000.00         $6,800
- --------------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fees and based upon the average of the high and low sales prices reported in the consolidated reporting system for the Common Stock on the New York Stock Exchange on May 16, 1994.

(2) Includes the Right to Purchase Preferred Stock associated with the Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Note: The document(s) containing the employee benefit plan information required by Item 1 of this Form and the statement of availability of registration information, employee benefit plan information and employee benefit plan annual reports and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission ("Commission") either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents is accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of documents by reference.

               The following documents, which Cabot Oil & Gas Corporation (the "Company") has filed with the Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act") (File No. 1-10447), are incorporated by reference in the Registration Statement and shall be deemed to be a part hereof:

               (a) The Company's 1993 Annual Report on Form 10-K for the year ended December 31, 1993.

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

               (c)  The Company's Form 8-K dated May 2, 1994.

               (d) The description of the Class A Common Stock, par value $.10 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed on January 24, 1990 and the description of Rights to Purchase Series A Junior Participating Preferred Stock, par value $.10 per share, contained in the Company's Registration Statement on Form 8-A filed on April 1, 1991.

               All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

               Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

               The consolidated balance sheets of the Company and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, of cash flows and of stockholders' equity for the years ended December 31, 1993, 1992 and 1991 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference in this Registration Statement, have been audited by Coopers & Lybrand, independent public accountants, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

               The supplemental oil and gas information of the Company and subsidiaries as of December 31, 1993, 1992 and 1991 and for the years ended December 31, 1993, 1992 and 1991 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference in this Registration Statement, have been reviewed by Miller and Lents, Ltd., independent petroleum engineers, as stated in their review letter which is incorporated herein by reference, and have been so incorporated in reliance upon such letter given upon the authority of that firm as experts in petroleum engineering.

Item 4.   Description of Securities.

              Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

              Not Applicable.

Item 6.   Indemnification of Directors and Officers.

              Article VII of the Certificate of Incorporation of the Company provides: "a director of the Company shall not be personally liable to the Company or its stockholder or stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholder or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "GCL"), as the same exists or hereafter may be amended or replaced, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the GCL, as so amended. Any repeal or other modification of this
Article VII by the stockholder or stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification."

                    Additionally, Article XXXVIII of the Company's Amended and Restated By-Laws provides: "The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise or is or was serving as a fiduciary, of any employee benefit plan, fund or program sponsored by the Company or such other company, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the GCL as amended from time to time. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the GCL. Such determination shall be made (1) by the board of directors by vote of a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs by independent legal counsel in a written opinion, or (3) by the stockholders.
The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

                    Pursuant to Section 145 of the GCL, the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for such persons.

                    The above discussion of the Company's Certificate of Incorporation and Amended and Restated By-laws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by each of such documents and such statute.

Item 7.   Exemption from Registration Claimed.

                    Not Applicable.

Item 8.   Exhibits.

                    The following documents are included as exhibits to this Registration Statement. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, copies of the document have been filed herewith.

Exhibit
Number                    Description

4.1 Certificate of Incorporation of Cabot Oil & Gas Corporation (Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-32553).

4.2 Amended and Restated Bylaws of Cabot Oil & Gas Corporation (Exhibit 3.0 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, File No. 1-10447).

4.3 Form of Certificate of Common Stock of Cabot Oil & Gas Corporation (Exhibit 4 to the Company's Registration Statement on Form S-1, Registration No. 33-32553).

4.4 Rights Agreement dated as of March 28, 1991 between the Company and The First National Bank of Boston, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock (Exhibit 1 to the Company's Registration Statement on Form 8-A filed on April 1, 1991, File No. 1-10447).

4.5      Cabot Oil & Gas Corporation 1994 Long-Term Stock Option Plan.

4.6      Cabot Oil & Gas Corporation 1994 Nonemployee Director Stock Option
         Plan.

5        Opinion of Molly S. Williams, Corporate Attorney of Cabot Oil & Gas
         Corporation.

23.1     Consent of Coopers & Lybrand.

23.2     Consent of Miller and Lents, Ltd.

23.3 Consent of Molly S. Williams (included in Opinion filed as Exhibit 5 to this Registration Statement).

23.4     Awareness Letter of Coopers & Lybrand.

24       Powers of Attorney (included in the signature pages hereof).

The undersigned registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.   Undertakings.

                    (a)   The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

                                 (i)     To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

                                (ii)     To reflect in the prospectus any facts
     or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                               (iii)     To include any material information
     with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effectiveamendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 20, 1994.

                                    CABOT OIL & GAS CORPORATION


                                    By:       s/s John H. Lollar
                                        ----------------------------------------
                                         (John H. Lollar)
                                         Chairman of the Board, Chief Executive
                                         Officer and President




               Each person whose signature appears below does hereby appoint John H. Lollar and John U. Clarke, and each of them severally, his true and lawful attorneys or attorney-in-fact and agents or agent with power to act with or without the other and with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in his capacity as a director or officer or both, as the case may be, of Cabot Oil & Gas Corporation, any and all amendments to this Registration Statement, including post-effective amendments, as said attorneys or any of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 20, 1994.

     Signature                      Title
     ---------                      -----


                                    Chairman of the Board, Chief Executive
                                    Officer, President and Director (Principal
      /s/ John H. Lollar            Executive Officer)
- -------------------------------
     John H. Lollar



                                    Executive Vice President and Chief
                                    Financial Officer (Principal Financial
      /s/ John U. Clarke            Officer
- -------------------------------
     John U. Clarke


                                    Controller
      /s/ Frank A. Pici             (Principal Accounting Officer)
- -------------------------------
     Frank A. Pici


     /s/ Robert F. Bailey           Director
- -------------------------------
     Robert F. Bailey


      /s/ Samuel W. Bodman          Director
- -------------------------------
     Samuel W. Bodman


      /s/ Henry O. Boswell          Director
- -------------------------------
     Henry O. Boswell


      /s/ John G.L. Cabot           Director
- -------------------------------
     John G.L. Cabot


      /s/ William R. Esler          Director
- -------------------------------
     William R. Esler


      /s/ William H. Knoell         Director
- ------------------------------
     William H. Knoell

     /s/ Carl M. Mueller            Director
- ------------------------------
     Carl M. Mueller


     /s/ C. Wayne Nance             Director
- ------------------------------
     C. Wayne Nance


     /s/ Charles P. Siess, Jr.      Director
- ------------------------------
     Charles P. Siess, Jr.


     /s/ William P. Vititoe         Director
- ------------------------------
     William P. Vititoe

                               INDEX TO EXHIBITS



4.1       Certificate of Incorporation of Cabot Oil & Gas Corporation (Exhibit
          3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-32553).

4.2       Amended and Restated Bylaws of Cabot Oil & Gas Corporation (Exhibit
          3.0 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, File No. 1-10447).

4.3 Form of Certificate of Common Stock of Cabot Oil & Gas Corporation (Exhibit 4 to the Company's Registration Statement on Form S-1, Registration No. 33-32553).

4.4 Rights Agreement dated as of March 28, 1991 between the Company and The First National Bank of Boston, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock (Exhibit 1 to the Company's Registration Statement on From 8-A filed on April 1, 1991, File No. 1-10447).

4.5       Cabot Oil & Gas Corporation 1994 Long-Term Incentive Stock Option
          Plan.

4.6       Cabot Oil & Gas Corporation 1994 Nonemployee Director Stock Option
          Plan.

5         Opinion of Molly S. Williams, Corporate Attorney of Cabot Oil & Gas
          Corporation.

23.1      Consent of Coopers & Lybrand.

23.2      Consent of Miller and Lents, Ltd.

23.3 Consent of Molly S. Williams (included in Opinion filed as Exhibit 5 to this Registration Statement).


23.4      Awareness Letter of Coopers & Lybrand.

24.       Powers of Attorney (included in the signature pages hereof).